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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 3, 1998

                            -----------------------

                              LA QUINTA INNS, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                         1-7790                   74-1724417
(State or other jurisdiction       (Commission File Number)     (I.R.S. Employer
of incorporation or organization)                                Identification
                                                                     Number)

                                 WESTON CENTRE
                              112 E. PECAN STREET
                                 P.O. BOX 2636
                         SAN ANTONIO, TEXAS 78299-2636
                    (Address of principal executive offices)
                                 (210) 302-6000
                        (Registrant's telephone number)





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ITEM 5.  OTHER EVENTS

         On January 3, 1998, La Quinta Inns, Inc. (the "Company"), Meditrust Corporation ("Meditrust REIT") and Meditrust Operating Company ("Meditrust Operating Company" and together with Meditrust REIT, the "Meditrust Companies") entered into an agreement and plan of merger (the "Merger Agreement"), pursuant to which the Company will merge with and into Meditrust REIT with Meditrust REIT being the surviving corporation (the "Merger"). As a result of the Merger, Meditrust REIT will acquire all of the assets and liabilities of the Company and Meditrust REIT will assume approximately $900 million of the Company's existing indebtedness.

         Under the terms of the Merger Agreement, shareholders of the Company will have the option to elect to receive, subject to the amount of aggregate cash payable to Company shareholders being limited to approximately $521 million (representing approximately 24% to 28% of the total merger consideration depending on the Meeting Date Price described below), either (i) a combination of common stock of the Meditrust Companies (the "Paired Shares") and the earnings and profit distribution referred to below, or (ii) cash. The stock consideration will be payable in Paired Shares under an exchange ratio determined based on the average closing price of the Paired Shares for 20 randomly determined trading days in a 30-day period ending the seventh day prior to the Company's shareholder meeting called to consider the Merger (the "Meeting Date Price").

         The Merger Agreement provides that Company shareholders electing to receive stock consideration will receive Paired Shares in an amount, based on the Meeting Date Price, equal to the difference between $26.00 and the earnings and profit distribution to be received per Company share, so long as the Meeting Date Price is between $34.20 and $41.80. Company shareholders electing to receive stock consideration will also receive the earnings and profit distribution so long as they hold the Paired Shares on the applicable record date. The earnings and profit distribution is expected to be declared immediately prior to the Merger, payable to all shareholders of record of the Meditrust Companies on a date to be determined by Meditrust between the fifteenth and the forty-fifth day following the Merger and payable within fifteen days of such record date.

         If the Meeting Date Price is greater than or equal to $41.80 but less than or equal to $45.60, the exchange ratio for each share of Company common stock exchanged into Paired Shares will be 0.6220, reduced by the consideration to be received in the earnings and profit distribution per Company share (resulting in total consideration based on the Meeting Date Price ranging from $26.00 to $28.36 per share of Company common stock, including the earnings and profit distribution, as the Meeting Date Price increases through this range). If the Meeting Date Price is greater than $45.60, then each Company share will be entitled to received $28.36 in total consideration based on the Meeting Date Price, comprised of Paired Shares and the earnings and profit distribution referred to above.

         If the Meeting Date Price is less than $34.20 but greater than or equal to $30.40, the exchange ratio for each share of Company common stock exchanged into Paired Shares will





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be 0.7602, reduced by the amount to be received in the earnings and profit distribution per Company share (resulting in total consideration based on the Meeting Date Price ranging from $26.00 to $23.11 per share of Company common stock, including the earnings and profit distribution, as the Meeting Date Price decreases through this range). If the Meeting Date Price is below $30.40, the Company will have the right to terminate the Merger Agreement under certain circumstances, subject to a "top-up" right exercisable by Meditrust REIT which is designed to return total consideration per Company share based on the Meeting Date Price to at least $23.11, inclusive of the earnings and profit distribution. If the Meeting Date Price is below $28.50, the Company will have the unilateral right to terminate the Merger Agreement. On January 7, 1998, the closing price of the Paired Shares was $34.6875.

         All Company shareholders will have the right to elect cash consideration for each of their shares of Company common stock. The Merger Agreement provides that Company shareholders electing to receive cash will receive, subject to the maximum cash limitations, $26.00 per exchanged share of Company common stock. In the event that the amount to be paid both pursuant to cash elections in the Merger and in the earnings and profit distribution paid with respect to Paired Shares received by former Company shareholders in the Merger exceeds approximately $521 million, the cash merger consideration will be distributed pro rata among those shares submitted for cash and all other Company shares will receive Paired Shares and the distribution. The maximum cash limitation of approximately $521 million (which includes the cash merger consideration and the earnings and profit distribution received by former Company shareholders) is not subject to adjustment based on the Meeting Date Price.

         The Merger is subject to various conditions including, without limitation, approval of the Merger by two-thirds of the outstanding shares of the Company common stock, by a majority of the outstanding shares of each of the Meditrust Companies, and regulatory agencies. Subject to the terms of a shareholders agreement, Gary L. Mead, Thomas M. Taylor & Co. and entities and individuals associated with certain members of the Bass family have agreed with the Meditrust Companies to vote approximately 28% of the outstanding shares of the Company common stock in favor of the Merger. These shareholders have also agreed to select cash consideration for all of their shares of Company common stock. It is currently anticipated that the Merger will be consummated in the second quarter of 1998. In addition to the foregoing, the Meditrust Companies are reviewing the possibility of providing its shareholders (including former Company shareholders who hold Paired Shares on the record date for the earnings and profit distribution) with an election to receive either cash or additional Paired Shares in exchange for their share of the earnings and profit distribution, in lieu of solely a cash distribution.

         The table set forth below indicates, based on (a) an assumed aggregate earnings and profit distribution to all Meditrust REIT shareholders in an amount equal to $325 million (see below), and (b) an assumption that the number of Company shares and Paired Shares outstanding on the date hereof remains constant through the record date of the earnings and profit distribution, and
(c) assuming that maximum cash elections are made in the Merger, at various illustrative Meeting Date Prices: (i) the "Adjusted E&P Distribution" that would be payable to a holder of one share of Company common stock who holds the Paired Shares received in the Merger through the record date of the earnings and profit distribution, (ii) the "Exchange Ratio," which is the number of Paired Shares





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which each Company share electing stock (and those electing cash but not eligible to receive cash as a result of the "Maximum Cash Shares" limitation) consideration will be converted into, (iii) the "Stock Consideration," which is the number of Paired Shares to be received upon conversion of one share of Company common stock, times the Meeting Date Price, (iv) the Adjusted E&P Distribution plus the Stock Consideration, and (v) the "Maximum Cash Shares" which is the maximum number of shares of Company common stock which may elect to receive the $26.00 cash merger consideration.

         All of the assumptions relied upon in creating the table set forth below are being used solely for illustrative purposes. No assurances can be given that all or any of these assumptions will prove to be accurate at or prior to the closing of the Merger. There is a high degree of uncertainty associated with each assumption. For example, it was assumed in creating the table that the earnings and profit distribution will equal $325 million in aggregate value. This assumption is based solely on Section 3.01(o)(vi) of the Merger Agreement in which the Company represents that it "estimates that as of September 30, 1997 the accumulated and current earnings and profit ("E&P") [of La Quinta] (as determined for federal income tax purposes) was not in excess of $325 million." There are a number of factors that could both reduce or increase this estimate between the representation date of September 30, 1997 and the time at which the Meditrust Companies announce the actual earnings and profit distribution. These factors include, without limitation, earnings and profit generated by the operations of the Company between the representation date and the Merger (which would increase the number); the cash settlement of employee stock options and other compensation expenses provided for in the Merger Agreement (which would decrease the number); and the possible sale of certain assets by the Company prior to the Merger pursuant to Section 5.15 of the Merger Agreement (which would increase the number). Other adjustments may also occur prior to the Merger which cannot be contemplated at this time. In addition, accountants for the Company and the Meditrust Companies are currently reviewing calculations of the Company's accumulated and current earnings and profit for tax purposes and no assurances can be given that this historical analysis will not result in further adjustments. Accordingly, it is essential that investors not rely on any given assumption prior to the time at which results are actually determined and announced including, without limitation, the assumption regarding the value of the earnings and profit distribution of $325 million. Finally, it should be noted that it is currently the intention of the Meditrust Companies and the Company to minimize the amount of the earnings and profit distribution.





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
                                                                                       STOCK
    MEETING           ADJUSTED                                                   CONSIDERATION (2)           MAXIMUM
      DATE              E&P              EXCHANGE              STOCK               PLUS ADJUSTED               CASH
     PRICE        DISTRIBUTION(1)          RATIO          CONSIDERATION(2)        E&P DISTRIBUTION          SHARES(3)
     -----        ------------             -----          -------------           ----------------          ------
     $45.60            $1.53              0.5884               $26.83                  $28.36               16,445,910

     $41.80            $1.53              0.5854               $24.47                  $26.00               16,459,164

     $38.00            $1.63              0.6414               $24.37                  $26.00               16,211,332

     $34.20            $1.74              0.7093               $24.26                  $26.00               15,926,487

     $30.40            $1.73              0.7032               $21.38                  $23.11               15,951,262


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(1)      Based on an assumed accumulated and current earnings and profit of the
         Company of $325 million, which amount is being used solely for illustrative purposes.

(2)     Stock Consideration is stated based on the applicable Meeting Date
        Price.

(3) Maximum number of Company shares entitled to receive $26.00 in cash merger consideration.

             A copy of the Joint Press Release of Meditrust REIT and the Company dated January 4, 1998 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

             The foregoing summary of certain provisions of the Merger Agreement and related documents in qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 2.1, 10.1 and 10.2 and are incorporated herein by reference.





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ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

         (c)     The following exhibits are filed as part of this Report:

                 Exhibit
                 Number   Description
                 ------   -----------
                 2.1      Agreement and Plan of Merger, dated as of January 3, 1998 by and among La Quinta Inns, Inc.,
                          Meditrust Corporation and Meditrust Operating Company.

                 10.1     Shareholders Agreement, dated as of January 3, 1998 by and among La Quinta Inns, Inc.,
                          Meditrust Corporation, Meditrust Operating Company and the shareholders of La Quinta Inns, Inc.
                          named on the signature pages thereto.

                 10.2     Registration Rights Agreement, dated as of January 3, 1998 by and among La Quinta Inns, Inc.,
                          Meditrust Corporation, Meditrust Operating Company and the shareholders of La Quinta Inns, Inc.
                          named on the signature pages thereto.

                 99.1     Press release dated January 4, 1998 announcing the execution of the Merger Agreement between
                          La Quinta Inns, Inc., Meditrust Corporation and Meditrust Operating Company.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LA QUINTA INNS, INC.



                                             By: /s/ GARY L. MEAD
                                                ------------------------------
                                                Gary L. Mead
                                                President and
                                                Chief Executive Officer
Date: January 8, 1998





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                                 EXHIBIT INDEX

EXHIBIT
  NO.            DESCRIPTION                                                                                                 PAGE
  ---            -----------                                                                                                 ----
 * 2.1           Agreement and Plan of Merger, dated as of January 2, 1998 by and among La Quinta Inns, Inc., Meditrust
                 Corporation and Meditrust Operating Company.

 * 10.1          Shareholders Agreement, dated as of January 3, 1998 by and among La Quinta Inns, Inc., Meditrust
                 Corporation, Meditrust Operating Company and the shareholders of La Quinta Inns, Inc. named on the signature pages thereto.

 * 10.2          Registration Rights Agreement, dated as of January 3, 1998 by and among La Quinta Inns, Inc., Meditrust
                 Corporation, Meditrust Operating Company and the shareholders of La Quinta Inns, Inc. named on the signature pages thereto.

 * 99.1          Press release dated January 4, 1998 announcing the execution of the Merger Agreement between La Quinta
                 Inns, Inc., Meditrust Corporation and Meditrust Operating Company.


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   *  Filed herewith.





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